Exhibit 99.2

CION Investment Corporation Fourth Quarter 2022 Earnings Presentation

Disclosures and Forward - Looking Statements 2 The information contained in this earnings presentation should be viewed in conjunction with the earnings conference call of CION Investment Corporation (NYSE : CION) (“CION” or the “Company”) held on March 16 , 2023 as well as the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2022 that was filed with the Securities and Exchange Commission (the “SEC”) on March 16 , 2023 . The information contained herein may not be used, reproduced or distributed to others, in whole or in part, for any other purpose without the prior written consent of the Company . This earnings presentation may contain forward - looking statements that involve substantial risks and uncertainties, including the impact of COVID - 19 , inflation, rising interest rates, supply - chain disruptions and the risk of recession on the business, future operating results, access to capital and liquidity of the Company and its portfolio companies . You can identify these statements by the use of forward - looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology, including references to assumptions, forecasts of future results, shareholder diversification, institutional research coverage and availability and access to capital . You should read statements that contain these words carefully because they discuss the Company’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters . These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control, such as the price at which the Company’s shares of common stock will trade on the NYSE . Any forward - looking statement made by the Company in this earnings presentation speaks only as of the date on which the Company makes it . Factors or events that could cause the Company’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors the Company identifies in the sections entitled “Risk Factors” and “Forward - Looking Statements” in filings the Company makes with the SEC, and it is not possible for the Company to predict or identify all of them . The Company undertakes no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . This earnings presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities nor will there be any sale of common stock or any other securities referred to in this earnings presentation in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction . Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by the Company or as legal, accounting or tax advice . An investment in securities of the type described herein presents certain risks . The Company is managed by CION Investment Management, LLC, an affiliate of the Company . Nothing contained herein shall be relied upon as a promise or representation whether as to past or future performance . The information contained in this earnings presentation is summary information that is intended to be considered in the context of other public announcements that the Company may make, by press release or otherwise, from time to time . The Company undertakes no duty or obligation to publicly update or revise the information contained in this earnings presentation, except as required by law . These materials contain information about the Company, certain of its personnel and affiliates and its historical performance . You should not view information related to past performance of the Company as indicative of its future results, the achievement of which cannot be assured . Past performance does not guarantee future results, which may vary . The value of investments and the income derived from investments will fluctuate and can go down as well as up . A loss of principal may occur .

3 (1) The discussion of the investment portfolio excludes short term investments. Fourth Quarter and Other Highlights – Ended December 31, 2022 ▪ Net investment income and earnings per share for the quarter ended December 31 , 2022 were $ 0 . 43 per share and $ 0 . 17 per share, respectively ; ▪ Net asset value per share was $ 15 . 98 as of December 31 , 2022 compared to $ 16 . 26 as of September 30 , 2022 . The decrease was primarily due to the special year - end distribution of $ 0 . 27 per share and mark - to - market adjustments to our portfolio, which was partially offset by accretion from our 10 b 5 - 1 trading plan . ▪ As of December 31 , 2022 , the Company had $ 958 million of total principal amount of debt outstanding, of which 79 % was comprised of senior secured bank debt and 21 % was comprised of unsecured debt . The Company’s debt - to - equity ratio was 1 . 08 x as of December 31 , 2022 compared to 1 . 05 x as of September 30 , 2022 ; ▪ As of December 31 , 2022 , the Company had total investments at fair value of $ 1 , 749 million in 113 portfolio companies across 23 industries . The investment portfolio was comprised of 92 . 5 % senior secured loans, including 90 . 3 % in first lien investments ; (1) ▪ During the quarter, the Company had new investment commitments of $ 92 million, funded new investment commitments of $ 83 million, funded previously unfunded commitments of $ 16 million, and had sales and repayments totaling $ 144 million, resulting in a net decrease to the Company's funded portfolio of $ 46 million ; ▪ As of December 31 , 2022 , investments on non - accrual status amounted to 1 . 3 % and 2 . 0 % of the total investment portfolio at fair value and amortized cost, respectively ; and ▪ During the quarter, the Company repurchased 963 , 480 shares of its common stock at an average price of $ 9 . 06 per share for a total repurchase amount of $ 8 . 7 million under its 10 b 5 - 1 trading plan . DISTRIBUTIONS ▪ For the quarter ended December 31 , 2022 , the Company paid a regular quarterly distribution totaling $ 17 . 6 million, or $ 0 . 31 per share, and declared a special year - end distribution totaling $ 14 . 9 million, or $ 0 . 27 per share, which was paid on January 31 , 2023 ; and ▪ On March 13 , 2023 , the Company’s co - chief executive officers declared a first quarter 2023 regular distribution of $ 0 . 34 per share payable on March 31 , 2023 to shareholders of record as of March 24 , 2023 , which is an increase of $ 0 . 03 per share, or 9 . 7% , from the $ 0 . 31 per share regular distribution paid by CION during the fourth quarter of 2022 . SUBSEQUENT EVENT ▪ On February 28 , 2023 , the Company completed a public offering in Israel pursuant to which the Company issued approximately $ 80 . 7 million of its unsecured Series A Notes due 2026 , which bear interest at a rate equal to SOFR plus a credit spread of 3 . 82 % per year payable quarterly .

4 Selected Financial Highlights (1) The discussion of the investment portfolio excludes short term investments. (2) Total debt outstanding excludes netting of debt issuance costs. Please refer to page 10 for debt net of issuance costs . (3) Includes special distributions of $0.27 per share and $0.20 per share during the quarters ended December 31, 2022 and 2021, r esp ectively.

Investment Activity ▪ New investment commitments for the quarter were $92 million, of which $83 million were funded and $9 million were unfunded. ▪ New investment commitments were made across 3 new portfolio companies and 8 existing portfolio companies. ▪ Fundings of previously unfunded commitments for the quarter were $16 million. ▪ Sales and repayments totaled $144 million for the quarter primarily driven by the full sale or repayment of investments in 9 por tfolio companies. The discussion of the investment portfolio excludes short term investments. Unfunded c ommitments are generally subject to borrowers meeting certain criteria such as compliance with covenants and certain operational metrics. These amounts may remain outstanding until the commitment period of an applicable loan expires, which ma y b e shorter than the loan’s maturity date. 5 DB0

6 Portfolio Asset Composition 90% 90% 93% 92% 92% 2% 2% 1% 2% 2% 0% * 0% * 0% * 0% * 0% * 2% 2% 2% 2% 2% 6% 6% 4% 4% 4% $1,749 $1,797 $1,791 $1,740 $1,666 Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 End of Period Investments (in millions) * Less than 1%. The discussion of the investment portfolio is at fair value and excludes short term investments. 99% 84% 98% 99% 88% 14% 1% 6% 1% 2% 1% 1% 6% $92 $134 $184 $155 $353 Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 New Investment Commitments (in millions)

7 INTERNAL INVESTMENT RISK RATINGS (1) (% of Total Portfolio, Fair Value) Q4 2022 NON - ACCRUAL % (1) Higher Credit Quality Lower Credit Quality Credit Quality of Investments 1.96% 1.34% Amortized Cost Fair Value (1) The discussion of the investment portfolio excludes short term investments. * - Less than 1%.

92.5% Senior Secured Debt Investments PORTFOLIO BY SECURITY TYPE (4) PORTFOLIO BY INTEREST RATE TYPE (4) 90.3% 2.2% 6.1% 0.1% 1.3% ▪ First Lien Debt (90.3%) ▪ Second Lien Debt (2.2%) ▪ Equity (6.1%) ▪ Collateralized Securities & Structured Products: Equity (0.1%) ▪ Unsecured Debt (1.3%) ▪ Floating Interest Rate Investments (84.2%) ▪ Fixed Interest Rate Investments (9.2%) ▪ Non - Income Producing Investments (6.0%) ▪ Other Income Producing Investments (0.6%) Portfolio Summary 8 (1) See endnote 4 in our press release filed with the SEC on March 16 , 2023 . (2) See endnote 5 in our press release filed with the SEC on March 16 , 2023 . (3) See endnote 6 in our press release filed with the SEC on March 16 , 2023 . (4) The discussion of the investment portfolio excludes short term investments . 84.2% 9.2% 6.0% 0.6%

Quarterly Operating Results 9

Quarterly Balance Sheet 10

11 Q4 2022 Net Asset Value Bridge Per Share Data * *

12 Full Year 2022 Net Asset Value Bridge Per Share Data (1) Includes a special distribution of $0.27 per share during the quarter ended December 31, 2022.

13 Total Commitment Amount Principal Amount Outstanding Interest Rate Maturity Date JPM Credit Facility $675 $610 L + 3.10% (2) 5/15/2024 UBS Facility 150 143 L + 3.375% 11/19/2023 Unsecured Notes, 2026 (1) 125 125 4.50% 2/11/2026 2022 Unsecured Term Loan (1) 50 50 S + 3.50% 4/27/2027 2021 Unsecured Term Loan (1) 30 30 5.20% 9/30/2024 Total Debt $1,030 $958 6.7% Debt Summary DEBT MATURITIES ($ in millions) DEBT SCHEDULE ($ in millions) $72 million in available capacity within existing senior secured facilities (1) Investment grade credit rating. (2) $100 million bears interest at a rate of SOFR + 3.10% and a LIBOR to SOFR credit spread adjustment of 0.15%.

14 Distribution Per Share and Distribution Coverage 1